SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               February 28, 2006
                               -----------------
                                Date of Report
                      (Date of Earliest Event Reported)

                            G/O INTERNATIONAL, INC.
                         ----------------------------
            (Exact Name of Registrant as Specified in its Charter)

       Colorado                    000-24688                 76-0025986
       --------                    ---------                 ----------
   (State or other           (Commission File No.)    (IRS Employer I.D. No.)
    Jurisdiction)

                                18205 Burkhardt
                             Tomball, Texas 77377
                        ------------------------------
                   (Address of Principal Executive Offices)

                                (713) 827-0588
                                --------------
                         Registrant's Telephone Number

                                     N/A
                         ----------------------------
         (Former Name or Former Address if changed Since Last Report)

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          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))


Item 1.01     Entry into a Material Definitive Agreement.

See Item 5.01 regarding the Agreement between G/O International, Inc. (our "Company," "G/O," "we," "our" or "us" and words of similar import) and Sand Hills General Partners, a Texas general partnership, that involved a change in control of our Company related to the issuance of shares of our common voting stock in consideration of the assumption of certain debt of our subsidiary, Waterbury Resources, Ltd.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.01 regarding the Agreement between us and Sand Hills General Partners, a Texas general partnership, that involved a change in control of our Company related to the issuance of shares of our common voting stock in consideration of the assumption of certain debt of our subsidiary, Waterbury Resources, Ltd.

Item 5.01 Changes in Control of Registrant.

On February 28, 2006, Sand Hills General Partners, a Texas general partnership ("SHGP"), acquired a total of 6,400,000 shares or 74.5% of our issued and outstanding $0.001 par value common stock. SHGP is a general partnership consisting of David M. Klausmeyer, an individual shareholder of ours and Sand Hills Partners, LLC, a Delaware limited liability company ("SHP"), engaged in providing business consulting services. SHP members are John Ellis, George Jarkesy, a shareholder of ours, and David R. Strawn, Esq., also a shareholder of ours.

SHGP acquired a total of 3,325,000 shares of G/O from former shareholders of G/O in exchange for partnership interests as follows: David M. Klausmeyer transferred 835,000 shares of G/O for 37% interest in SHGP; George Jarkesy transferred 1,655,000 shares of G/O and David R. Strawn transferred 835,000 shares of G/O to SHGP for the issuance of a 63% interest in SHGP that was issued to SHP, which is owned equally by Messrs. Ellis, Jarkesy and Strawn.

SHGP also acquired 3,075,000 shares of G/O in connection with the settlement and assumption of a total of $643,598 in debt owed by Waterbury Resources, Ltd., a Cayman Island company and subsidiary of G/O ("Waterbury"), to Q-Marq Securities, Ltd., a Cayman Islands company ("Q-Marq")(the "Waterbury Debt"). Charlie Investments, Ltd. ("Charlie") and Yankee Investments, Ltd. ("Yankee") each transferred to SHGP, 1,537,500 shares of G/O in exchange for the assumption of the guarantee of the Waterbury Debt by SHGP. Also in connection with the settlement of the Waterbury Debt: (i) SHGP issued a note payable to Q-Marq for $35,000; (ii) G/O transferred to SHGP 357,000 shares of Waterbury;
(iii) Charlie and Yankee each transferred SHGP 187,500 shares of Waterbury; and (iv) Waterbury issued a total of 1,500,000 of its ordinary shares to Q-Marq in consideration for Q-Marq's release of the Waterbury Debt. See the Settlement Agreement that is attached hereto as Exhibit 2.1.

SHP purchased David M. Klausmeyer's 37% interest in SHGP with a Promissory
Note in the amount of $1,500,000 and a pledge of SHP's entire interest in SHGP if SHP defaults. SHP therefore has full voting and dispositive control over the 6,400,000 shares of G/O held by SHGP. See the Promissory Note, Pledge Agreement, Partnership Interest Purchase Agreement and Guaranty and Pledge Agreement attached as Exhibits 2.2, 2.3, 2.4 and 2.5, respectively.

Except as indicated herein, there are no other material relationships between these individuals or entities and G/O.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.    Description

2.1            Settlement Agreement
                   Exhibit 1-Agreement to Assume Guaranty for Transfer of
                             Shares
                   Exhibit 2-SHGP Promissory Note
                   Exhibit 3-Election to Convert and Release, Waiver and
                             Novation

2.2            Promissory Note

2.3            Pledge Agreement

2.4            Partnership Interest Purchase Agreement

2.5            Guaranty and Pledge Agreement

                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        G/O INTERNATIONAL, INC.

Date: 3/22/06                           /s/ Brian E. Rodriguez
      -------                           ---------------------------
                                        Brian E. Rodriguez
                                        President, Treasurer and Director

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